Calculation of Filing Fee Tables
S-8
CECO ENVIRONMENTAL CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	457(a)	4,437,500	$ 81.25	$ 360,546,875.00	0.0001381	$ 49,791.52
2	Equity	Common Stock, par value $0.01 per share	457(a)	420,370	$ 81.25	$ 34,155,062.50	0.0001381	$ 4,716.81
Total Offering Amounts:						$ 394,701,937.50		$ 54,508.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 54,508.33
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Common Stock, par value $0.01 per share (the "Common Stock"), of CECO Environmental Corp. (the "Registrant") as may become issuable under the CECO Environmental Corp. 2026 Equity and Incentive Compensation Plan (the "2026 Plan") to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the 2026 Plan. The proposed maximum offering prices per unit have been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Stock Market, on May 22, 2026.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock as may become issuable under the outstanding restricted stock units under the Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan (the "Thermon Equity Plan"), which were assumed by the Registrant and converted into restricted stock units that represent a right to receive shares of Common Stock, to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Thermon Equity Plan. The proposed maximum offering prices per unit have been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Stock Market, on May 22, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources